[961168718 M $85.00]
[SECRETARY OF STATE]
[12-06-96  11:48   ]


                                  ARTICLES OF MERGER
CHANGE OF NAME

ARTICLES OF MERGER (these "Articles") mad and entered into as of the 7th day of November, 1996 by and between Lakota Energy, Inc., a Colorado corporation ("Lakota") and Chancellor Trading Group, Inc., a Colorado corporation ("Chancellor"). These Articles are adopted pursuant to, Section 7-111-107 of the Colorado Business Corporation Act. All of such laws expressly permit the merger described herein; subject to and pursuant to all the terms and conditions as set forth herein.

                                  ARTICLE I
                             SURVIVOR CORPORATION

Chancellor, a Colorado corporation, shall be the survivor corporation.

                                  ARTICLE II
                       SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Chancellor has authority to issue 50,000,000 shares of common stock (the "Chancellor Common Shares") no par value, of which 1,801,000 common shares are issued and outstanding and 5,000,000 shares of non-voting preferred stock, no par value per share of which no preferred share are issued and outstanding.

On the date of these Articles of Merger, Lakota has authority to issue 15,000,000 shares of common stock, no par value (the "Lakota Common Shares"), of which 4,593,750 shares am issued and outstanding. Lakota has the authority to issue 5,000,000 shares of preferred stock, no par value, of which no preferred shares are issued and outstanding.

                                 ARTICLE III
                               SHAREHOLDER VOTE

On November 6, 1996, pursuant to written consent shareholders entitled to vote on the action constituting 100% of the outstanding 4,593,750 Lakota Common Shares approved the Agreement of Merger, none opposed. Said number of votes was sufficient for approval by the stockholders.

On November 6, 1996, pursuant to written consent, shareholders entitled to vote on the action constituting 100% of the outstanding Chancellor Common Shares approved the Agreement of Merger, none opposed. Said number of vows was sufficient for approval by the stockholders.

                                  ARTICLE IV
                                PLAN OF MERGER

The executed agreement of merger is on file at the principal place of business of the surviving corporation. Said address is 3350 Cumberland Circle, Suite 1900, Atlanta, Georgia 30339.

The terms of the Agreement of Merger are as follows:

(1) Merger. Lakota shall be merged with and into Chancellor, and Chancellor shall be the survivor corporation ("Survivor Corporation") of the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable laws (the "Effective Date").

(2) Amendment to Articles. Article One of the Articles of Incorporation of the Survivor Corporation shall be amended to read:

The name of the corporation shall be Lakota Energy, Inc.

(3) Directors and Officers and Governing Documents. The directors and officers of Chancellor shall, redsign. The directors of Chancellor shall appoint the nominees designated by Lakota to the Board of Directors of the Survivor Corporation.

The Bylaws of Chancellor, in effect on the Effective Date, shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) Succession. On the Effective Date, Lakota shall succeed to Chancellor in the manner of and as more fully set forth in the Colorado Revised Statutes.

(5) Further Assurances. From time to time, as and when required by Chancellor or by its successors and assigns, there shall be executed and delivered on behalf of Lakota such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vedst, perfect or confirm, of record or otherwise, in Chancellor the title to and possession of all the property, interests, assets, tights, privileges, immunities, powers, franchises and authority of Lakota, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Chancellor are fully authorized in the name and on behalf of Lakota or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(6) Stock of Chancellor. Upon the Effective Date, by virtue of the merger and without any action on die part of the holder thereof, each. Chancellor Common and Preferred Sham outstanding immediately prior thereto shall be changed and converted into 1,801,000 and 300, respectively, fully paid and nonassessable shares of the Survivor Corporation's common stock ("Survivor Common Shares").

(7) Stock of Lakota. On and after the Effective Date, all of the outstanding certificates which prior to that time represented Lakota Common Shares shall be recalled and canceled and 9,187,500 restricted Survivor Common Sham shall be issued to current Lakota in proportion to their ownership percentage. The registered owner on the books and records of Lakota or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Chancellor or its transfer agents, have and be entitled to exercise any voting and other tights with respect to and to receive any dividend and other distributions upon the Survivor Common Shares evidenced by such outstanding certificate as above provided.

(8) Covenants of Chancellor. Chancellor covenants and agrees that it will, on or before the Effective Date:

(i) Qualify to do business as a foreign corporation in the State of Georgia, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of the Georgia Business Corporation Code; and

(ii) File any and all documents with the Georgia Department of Revenue necessary to the assumption by Chancellor of all of the tax liabilities of Lakota.

(9) Book Entries. As of the Effective Date, entries shall be made upon the books of Chancellor in accordance with the following.

(a) The assets and liabilities of Lakota shall be recorded at the amounts at which they were carried on the books of Lakota immediately prior to die Effective Date, with appropriate adjustments to reflect the retirement of the Lakota Common Shares presently issued and outstanding.

(b) There shall be credited to the common stock account of the Survivor Corporation the aggregate amount of the stated value of all Chancellor Common Shares resulting from the conversion of the outstanding Lakota Common Shares pursuant to the merger.

(C) There shall be credited to the retained earnings account of Chancellor the aggregate of the amount carded in the retained earnings account of Lakota immediately prior to the Effective Date.

(10) Access to Documentation. Prior to the merger, Chancellor and Lakota shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to dram If the proposed transaction is not consummated, all parties shall keep confidential any information any (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(11) Merger Expenses. Lakota shall pay the legal, accounting and any other expenses reasonably incurred in connection with this transaction not to exceed $5,000. Each party shall bear its own expenses if the transaction is not consummated.

(12) Abandonment. At any time before the effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of either Chancellor or Lakota or both, notwithstanding approval of this Agreement by the shareholders of Chancellor or the shareholders of Lakota or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of die Boards of Directors of Chancellor and Lakota and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers hereunto duly authorized.

Chancellor Trading Group, Inc.                   ATTEST:
A Colorado corporation

/s/Unknown                                       /s/Unknown
President                                        Secretary

Lakota Energy, Inc.                              ATTEST:
A Colorado corporation

/s/Ken Honeyman                                  /s/Howard Wilson
President                                        Secretary


State of  Georgia   )
                    )ss.
County of Cabb      )

On the 7th day of November, 1996, personally appeared before me the President of Lakota Energy, Inc. a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Diana B. Greenway
NORARY PUBLIC

549 Goose Ridge St.
Marietta, GA  30064
Address

My Commission Expires: [Stamp of Diana B. Greenway]
                       [December 28, 1998]

[NOTARY SEAL]

State of Georgia  )
                  )ss.
County of Cabb    )

On the 7th day of November, 1996, personally appeared before me the Secretary of Lakota Energy, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

/s/Diana B. Greenway
NOTARY PUBLIC

549 Goose Ridge St.
Marietta, GA  30064
Address

My Commission Expires: [Stamp of Diana B. Greenway]
                       [December 28, 1998         ]

[NOTARY SEAL]

City of Surrey, Province of British Columbia  )
                                              )ss.
County of Canada                              )

On the 14th day of November, 1996, personally appeared before me the President of Chancellor Trading Group, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

/s/Judy Friesen
NOTARY PUBLIC

[Stamp of Judy Friesen]
[Notary Public]
[#200-1676 Martin Drive]
[Surrey, B.C.  V4A 6E7]
[Tel. (604) 538-0415]

My Commission Expires: Permanent

SEAL

City of Surrey, Province of British Columbia  )
                                              )ss.
County of Canada                              )

On the 14th day of November, 1996, personally appeared before me theSecretaryof Chancellor Trading Group, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

/s/Judy Friesen
NOTARY PUBLIC

[Stamp of Judy Friesen]
[Notary Public]
[#200-1676 Martin Drive]
[Surrey, B.C.  V4A 6E7]
[Tel. (604) 538-0415]

My Commission Expires: Permanent

SEAL

                                 VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Chancellor Trading Group, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement of Merger as duly adopted by the Board of Directors.

/s/Unknown
Secretary


City of Surrey, Province of British Columbia  )
                                              )ss.
County of Canada                              )

On the 14 day of November, 1996, personally appeared before me the Secretary of Chancellor Trading Group, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

/s/Judy Friesen
NOTARY PUBLIC

[Stamp of Judy Friesen]
[Notary Public]
[#200-1676 Martin Drive]
[Surrey, B.C.  V4A 6E7]
[Tel. (604) 538-0415]

My Commission Expires: Permanent

SEAL

                                 VERIFICATION

The undersigned, after being duty sworn does hereby depose and state, that he is the Secretary of Lakota Energy, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

/s/Howard Wilson
Secretary

State of
                      )ss.
County of

On the 14th day of November, 1996, personally appeared before me the Secretary of Lakota Energy, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

/s/Diana B. Greenway
NOTARY PUBLIC

549 Goose Ridge St.
Marietta, GA  30064
Address

My Commission Expires: [Stamp of Diana B. Greenway]
                       [December 28, 1998         ]

[NOTARY SEAL]

MERGER                                   CONSOLIDATION

CANCELLATION OF LIMITED PARTNERSHIP DUE TO MERGER

DOMESTIC           FOREIGN           PROFIT          NONPROFIT

MERGER #961168718

LAKOTA ENERGY, INC. DP951139679
(COLORADO CORPORATION)

INTO

CHANCELLOR TRADING GROUP, INC. DP951089447
(COLORADO CORPORATION)

THE SURVIVOR

CHANGING ITS NAME TO

LAKOTA ENERGY, INC.